SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                   FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: February 6, 2002


                          WORLD ENVIROTECH, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


Colorado                          000-33031                   84-1263981
------------------                -----------                ----------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

      #830 - 789 West Pender Street, Vancouver, B.C. Canada      VC 1H2
      --------------------------------------------------------------------
      (Address of Principal Executive Offices)               (Postal Code)


        Registrant's telephone number, including area code: (604) 632-9638
                                                            --------------





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Item 1.     Changes in Control of Registrant

                None.

Item 2.     Acquisition or Disposition of Assets

                None.

Item 3.     Bankruptcy or Receivership

                None.

Item 4.     Changes in Registrant's Certifying Accountant

               Michael Johnson & Co. LLC., formerly CPAs for the Company, resigned as auditor on February 5, 2002. Amisano Hansen, Chartered Accountants of Vancouver, B.C. were engaged in February 2002 as auditors for Company.

               The Change of Accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

               In connection with audit of the most recent fiscal year and through the date of termination of the accountants, no disagree-ments exist with any former accountant on any matter of account-ing principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with his report to the sub-ject of the disagreement(s).

               The audit report by Michael Johnson & Co., LLC for the year ended February 28, 2001, contained an opinion which included a
               paragraph discussing   uncertainties  related  to   continuation
               of the Registrant as a going concern. Otherwise, the audit report by Michael Johnson & Co., LLC for the year ended February 28, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

Item 5.     Other Events

                None.

Item 6.     Resignation and Appointment of Directors

                None.

Item 7.     Financial Statements, Pro Forma Financials, & Exhibits

                Financial Statements:

                         None.

                Pro Forma Financial Statements:

                         None.

                Exhibits:

                    16

Item 8.     Change In Fiscal Year

          The  Registrant  has elected to change its fiscal year end to December
          31. A transitional 10KSB will be filed for period ended December 31, 2001.

Item 9.     Regulation FD Disclosure

                None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2001                           WORLD ENVIROTECH, INC.


                                                /s/ Ernest Cheung
                                           By: ---------------------------------
                                                Ernest Cheung, President